Exhibit 4.1

NUMBER

SF

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE

IN NEW YORK, NY AND MINNEAPOLIS, MN

SHARES

SEE THE REVERSE HEREOF FOR

CERTAIN DEFINITIONS

CUSIP 969904 10 1

WILLIAMS-SONOMA, INC.

This Certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

Williams-Sonoma, Inc., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of the Corporation’s duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

WELLS FARGO BANK MINNESOTA, N.A.

TRANSFER AGENT AND REGISTRAR

BY:

WILLIAMS-SONOMA GRANDE CUISINE

AUTHORIZED SIGNATURE

President and Chief Executive Officer

Executive Vice President, Chief Operating and Chief Financial Officer

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY

CERTIFICATE OF STOCK

The Corporation will furnish without charge to each stockholder who so requests a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and when the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office or at the office of the transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT —as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act (State)

UNIF TRF MIN ACT— Custodian (until age

(Cust) under Uniform Transfers (Minor)

to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated X X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.